Exhibit 99.1

Milacron Reports 9% Sales Gain in Second Quarter; Company Continues to Narrow
Loss

    Business Editors

    CINCINNATI--(BUSINESS WIRE)--Aug. 1, 2005--Note: Today, Monday, August 1, at 1 p.m. EDT, Milacron will hold an open investor conference call, which can be accessed live at www.milacron.com. The dial-in number for those interested in asking questions is 913-981-4900. A replay of the call will be made available from 4:00 p.m. this afternoon through midnight Monday, August 8, on the company's website or by phone: 719-457-0820, access code 7477391

    Milacron Inc. (NYSE: MZ), a leading global supplier of plastics-processing technologies and industrial fluids, reported a net loss in the second quarter of $3.8 million, or $0.11 per share. This reflects significant improvement over the second quarter of 2004 in which the company had a net loss of $27.8 million, or $0.60 per share, which included $14.6 million in refinancing costs and a non-cash writeoff adding $6.4 million to interest expense. The 2005 second quarter also compared favorably to the net loss of $9.1 million, or $0.22 per share, incurred in the first quarter of this year. Sales for the second quarter were $209 million, up 9% over both the year-ago quarter and the first quarter. New orders of $215 million were up 7% versus a year ago and 6% from the first quarter.
    "We are maximizing our participation in the ongoing recovery of the North American market for plastics machinery by continuing to introduce new, advanced technology products and improving our customer service and support," said Ronald D. Brown, chairman, president and chief executive officer. "We also continue to aggressively expand our presence in emerging markets, such as China and India, where growth rates remain strong. These efforts have helped us increase sales and new orders despite the current weakness in Western European markets. At the same time, our recent actions to improve profitability - including selective price increases and cost-reduction measures - while successful, have not been sufficient to fully offset higher material costs and increased expenses associated with product liability insurance, pension and Sarbanes-Oxley compliance," he said.
    During the second quarter Milacron continued to reduce primary working capital (see calculation table), cutting it to 24.1% of sales from 25.5% in the prior quarter. Cash at the end of the quarter was $37 million, and the company had approximately $40 million available for borrowing under its asset-based revolving credit facility, which remains essentially undrawn. Milacron has reached an agreement with its lenders amending the terms of this facility including, among other things, the relaxation of minimum levels of adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) for the third and fourth quarter. The full text of this amendment will be filed on Form 8-K with the Securities and Exchange Commission.

    Segment Results

    Machinery Technologies-North America (machinery and related parts and services for injection molding, blow molding and extrusion supplied from North America, India and China) Ongoing strength in several markets, including packaging, building materials, medical supplies and consumer goods, more than offset order deferrals by the auto industry, as new orders in the quarter increased 16% to $101 million, up from $87 million in the second quarter of 2004. Sales rose to $95 million, up 15% over the same period last year. Higher sales volumes and cost reductions offset rising material and pension costs, as segment earnings improved to $4.9 million versus $3.4 million in the year-ago quarter and versus $1.9 million in the first quarter.
    Machinery Technologies-Europe (machinery and related parts and services for injection molding and blow molding supplied from Europe) Demand in Western Europe remained soft, as second quarter new orders in this segment declined to $43 million, from $46 million in the second quarter of 2004. Sales of $42 million were essentially flat with the year-ago period despite favorable currency translation effects. New orders and sales, however, both increased by about 20% over first quarter levels. For the second quarter, this segment had an operating loss of $0.5 million, down from earnings of $1.3 million a year ago, but an improvement over a $2.2 million loss in the first quarter of 2005.
    Mold Technologies (mold bases and related parts and services, as well as maintenance, repair and operating supplies for injection molding worldwide) Sales in the second quarter were $44 million, up 10% from $40 million a year ago. Segment earnings were $0.7 million compared to an operating loss of $0.1 million in the second quarter of 2004. Pricing pressures in Western European markets and increased insurance expense were the primary factors causing the drop in earnings from $2.3 million in the first quarter of 2005.
    Industrial Fluids (water-based and oil-based coolants, lubricants and cleaners for metalcutting and metalforming operations worldwide) Sales of $28 million were essentially flat with the second quarter a year ago but up 4% from the first quarter of 2005. Higher-than-projected material costs, along with increased insurance costs for product liability, held back earnings to $1.9 million, which declined from $3.4 million a year ago but were up from $1.4 million in the first quarter.
    Outlook "The North American recovery appears to be sustainable, and we believe there is growing pent-up demand for more productive and efficient equipment throughout the plastics processing industries," Brown said. "And while the pace of the recovery is slower than we had anticipated, we are still experiencing significant improvement. Outside of North America, Western Europe remains soft, but we are very pleased with the rapid growth we are seeing in Asia. With the exception of the continued rise in oil and material costs, most economic fundamentals are positive, and we believe that once these prices stabilize there is good potential for solid, sustained growth in virtually all of our markets," he said.

    The forward-looking statements above by their nature involve risks and uncertainties that could significantly impact operations, markets, products and expected results. For further information please refer to the Cautionary Statement included in the company's most recent Form 10-Q on file with the Securities and Exchange Commission.

    First incorporated in 1884, Milacron is a leading global supplier of plastics-processing technologies and industrial fluids, with 3,500 employees and major manufacturing facilities in North America, Europe and Asia. For further information, visit www.milacron.com or call the toll-free investor line: 800-909-MILA (800-909-6452).


Milacron Inc. and Subsidiaries


                                                   Second Quarter 2005

----------------------------------------------------------------------
                   Three Months Ended           Six Months Ended
                         June 30,                    June 30,
               --------------------------- ---------------------------
                    2005          2004          2005          2004
------------------------------------------ ---------------------------

Sales          $208,802,000  $191,745,000  $401,117,000  $380,678,000

Loss from
 continuing
 operations      (4,351,000)  (27,971,000)  (13,446,000)  (43,964,000)
  Per Share (a)
   Basic              (0.12)        (0.60)        (0.34)        (1.06)
   Diluted            (0.12)        (0.60)        (0.34)        (1.06)

Earnings (loss)
 from
 discontinued
 operations         590,000       125,000       592,000      (477,000)
  Per Share (a)
   Basic               0.01          0.00          0.01         (0.01)
   Diluted             0.01          0.00          0.01         (0.01)

Net loss         (3,761,000)  (27,846,000)  (12,854,000)  (44,441,000)
  Per Share (a)
   Basic              (0.11)        (0.60)        (0.33)        (1.07)
   Diluted            (0.11)        (0.60)        (0.33)        (1.07)


Common shares
 Weighted
 average
 outstanding
 for basic
 EPS (a)         47,600,000    46,476,000    47,560,000    41,705,000

 Weighted
 average
 outstanding
 for diluted
 EPS (a)         47,600,000    46,476,000    47,560,000    41,705,000

 Outstanding at
 quarter end     49,797,000    35,666,000    49,797,000    35,666,000


(a) Shares used to compute loss per common share for 2004 have been restated to reflect the effect of the rights offering completed in 2004.
--------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.


Consolidated Earnings
Milacron Inc. and Subsidiaries

                                                   Second Quarter 2005

----------------------------------------------------------------------
(In millions, except per-share     Three Months Ended Six Months Ended
 data)                                  June 30,          June 30,
                                    ----------------- ----------------
                                     2005    2004      2005     2004
----------------------------------------------------- ----------------

Sales                              $ 208.8  $ 191.7  $ 401.1  $ 380.6
Cost of products sold                171.0    156.2    331.1    312.3
                                   -------- --------  ------- --------
   Manufacturing margins              37.8     35.5     70.0     68.3
      Percent of sales                18.1%    18.5%    17.5%    17.9%

Other costs and expenses
   Selling and administrative         33.7     30.8     67.2     61.7
   Refinancing costs (a)                 -     14.6        -     21.0
   Restructuring costs (b)             0.3      1.7      0.7      2.8
   Other (income) expense - net        0.2     (0.1)    (0.8)     1.3
                                   -------- --------  -------  -------
      Total other costs and
       expenses                       34.2     47.0     67.1     86.8
                                   -------- -------- -------   -------

Operating earnings (loss)              3.6    (11.5)     2.9    (18.5)

Interest expense - net (c)            (7.0)   (15.3)   (15.2)   (23.2)
                                   -------- --------  -------  -------

Loss from continuing operations
 before income taxes                  (3.4)   (26.8)   (12.3)   (41.7)

Provision for income taxes             1.0      1.1      1.2      2.2
                                   --------  -------  -------  -------

Loss from continuing operations       (4.4)   (27.9)   (13.5)   (43.9)

Discontinued operations - net of
 income taxes (d)                      0.6      0.1      0.6     (0.5)
                                   --------  -------  -------  -------

Net loss                           $  (3.8) $ (27.8) $ (12.9) $ (44.4)
                                    ======= ========  ======= ========

Loss per common share - basic and
 diluted (e)
      Continuing operations        $ (0.12) $ (0.60) $ (0.34) $ (1.06)
      Discontinued operations         0.01        -     0.01    (0.01)
                                   -------- --------  ------- --------
         Net loss                  $ (0.11) $ (0.60) $ (0.33) $ (1.07)
                                   ======== ======== ======== ========


(a) In the first quarter of 2004, represents costs incurred in pursuing various alternatives to the company's March 12, 2004 refinancing of $200 million of debt and other obligations. In the second quarter, represents costs that resulted from the refinancing and recapitalization of the company.

(b) Represents costs related to initiatives to reduce operating and administrative costs.

(c) In the second quarter of 2004, includes $6.4 million for the write-off of a financial asset related to a beneficial conversion feature that allowed the holders of convertible debt issued on March 12, 2004 to acquire common shares on April 15, 2004 at $2.00 per share.

(d) In 2005, represents adjustments of reserves related to prior divestitures. In 2004, reflects the presentation of Grinding
    Wheels as a discontinued operation.

(e) The number of shares used to compute loss per common share data for 2004 have been restated to reflect the effect of the 2004 rights offering which allowed shareholders to purchase additional shares at a discounted price of $2.00 per share.

-----------------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.



Consolidated Balance Sheets
Milacron Inc. and Subsidiaries

                                                  Second Quarter 2005

----------------------------------------------------------------------
(In millions)                                   June 30,     June 30,
                                                  2005         2004
----------------------------------------------------------------------

Assets
Cash and cash equivalents                     $     37.4    $    42.0
Notes and accounts receivable-net                  127.3        124.7
Inventories (a)                                    159.6        147.2
Other current assets                                46.7         51.0
                                               ----------    ---------
       Total current assets                        371.0        364.9
Property, plant and equipment - net                116.0        131.4
Goodwill                                            83.8         83.1
Other noncurrent assets                            111.6        120.7
                                               ----------    ---------
       Total assets                           $    682.4    $   700.1
                                               ==========    =========

Liabilities and shareholders' equity
Short-term borrowings and long-term debt due
 within one year (b)                          $      3.4    $     6.7
Trade accounts payable and advance billings
 and deposits                                       93.8         87.0
Accrued and other current liabilities               86.7        109.2
                                               ----------    ---------
       Total current liabilities                   183.9        202.9
Long-term accrued liabilities                      243.5        229.8
Long-term debt                                     234.4        236.2
Shareholders' equity                                20.6         31.2
                                               ----------    ---------
       Total liabilities and shareholders'
        equity                                $    682.4    $   700.1
                                               ==========    =========

(a) The amount for 2004 has been restated due to a change in the method of valuing certain inventories from the LIFO method to the FIFO method.

(b) No borrowings were drawn against the revolving credit facility in 2005 or 2004. Outstanding letters of credit were $10.8 million in 2005 and $21.4 million in 2004.

--------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.



Consolidated Cash Flows
Milacron Inc. and Subsidiaries

                                                   Second Quarter 2005

----------------------------------------------------------------------
(In millions)                     Three Months Ended  Six Months Ended
                                      June 30,           June 30,
                                  ------------------  ----------------
                                    2005     2004      2005    2004
----------------------------------------------------  ----------------

Increase (decrease) in cash and cash
 equivalents
Operating activities cash flows
   Net Loss                           $(3.8) $ (27.8) $(12.9) $ (44.4)
   Discontinued operations - net of
    income taxes                       (0.6)    (0.1)   (0.6)     0.5
   Depreciation and amortization        4.6      5.1     9.1     10.4
   Refinancing costs                      -     14.6       -     21.0
   Restructuring costs                  0.3      1.7     0.7      2.8
   Working capital changes
        Notes and accounts
         receivable (a)                (1.9)    (1.6)    3.3    (31.6)
        Inventories                    (2.4)     0.8   (11.4)     0.9
        Other current assets           (0.6)     5.1     2.0     (5.7)
        Trade accounts payable          2.5      5.5    (2.1)     3.4
        Other current liabilities      (7.5)    (8.6)   (6.3)    (8.7)
   Deferred income taxes and other
    - net                               6.7      1.4     9.3      5.3
                                       -----  -------  ------  -------
        Net cash used by operating
         activities                    (2.7)    (3.9)   (8.9)   (46.1)

Investing activities cash flows
   Capital expenditures                (1.8)    (1.4)   (3.3)    (2.9)
   Divestiture                            -      8.0       -      8.0
   Other - net                          1.9     (0.1)    2.1      0.2
                                       -----  -------  ------  -------
        Net cash provided (used) by
         investing activities           0.1      6.5    (1.2)     5.3

Financing activities cash flows
   Issuance of long-term debt             -    219.8       -    219.8
   Repayments of long-term debt        (0.4)  (145.2)   (4.2)  (260.6)
   Increase (decrease) in short-
    term borrowings                    (0.3)   (82.1)  (10.5)    58.3
   Debt issuance costs                    -    (13.6)   (0.6)   (21.9)
   Costs of 2004 rights offering          -        -    (1.1)       -
   Dividends paid                      (1.5)    (0.2)   (3.1)    (0.2)
                                       -----  -------  ------  -------
        Net cash used by financing
         activities                    (2.2)   (21.3)  (19.5)    (4.6)

Effect of exchange rate
 fluctuations on cash
   and cash equivalents                (1.5)    (0.6)   (2.2)    (1.2)
Cash flows related to discontinued
 operations                               -     (0.7)      -     (4.2)
                                       -----  -------  ------  -------
Decrease in cash and cash
 equivalents                           (6.3)   (20.0)  (31.8)   (50.8)

Cash and cash equivalents at
 beginning of period                   43.7     62.0    69.2     92.8

                                      ------ ------- ------- -------
Cash and cash equivalents at end of
 period                               $37.4  $  42.0  $ 37.4  $  42.0
                                       =====  =======  ======  =======


(a) In the six months ended June 30,2004, includes $33 million representing the effect of the repayment of the amounts that were previously sold on the receivables sale program.
----------------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.


Segment and Supplemental Information
Milacron Inc. and Subsidiaries

                                                  Second Quarter 2005

----------------------------------------------------------------------
(In millions)                    Three Months Ended   Six Months Ended
                                     June 30,             June 30,
                                 ------------------   ----------------
                                 2005     2004 (a)    2005    2004 (a)
---------------------------------------------------   ----------------

Machinery technologies
 North America
 Sales                         $ 95.4   $   83.2    $182.5   $  160.5
 Operating cash flow (b)          6.5        5.3      10.0        6.7
 Segment earnings                 4.9        3.4       6.8        2.8
    Percent of sales              5.1%       4.1%      3.7%       1.7%
 New orders                     100.7       87.2     195.6      166.3

Machinery technologies
 Europe
 Sales                         $ 41.5   $   42.4    $ 75.8   $   84.9
 Operating cash flow (b)          0.6        2.3      (0.6)       4.5
 Segment earnings (loss)         (0.5)       1.3      (2.7)       2.4
    Percent of sales             -1.2%       3.1%     -3.6%       2.8%
 New orders                      42.7       45.7      78.1       85.7

Mold technologies
 Sales                         $ 44.4   $   39.9    $ 88.6   $   83.2
 Operating cash flow (b)          2.1        1.5       5.8        4.5
 Segment earnings (loss)          0.7       (0.1)      3.0        1.3
    Percent of sales              1.6%      -0.3%      3.4%       1.6%
 New orders                      43.4       40.5      88.5       83.5

Eliminations
 Sales                         $ (0.6)  $   (1.5)   $ (0.9)  $   (1.9)
 New orders                      (0.5)      (1.0)     (0.9)      (2.3)

   Total plastics
    technologies
     Sales                     $180.7   $  164.0    $346.0   $  326.7
     Operating cash flow (b)      9.2        9.1      15.2       15.7
     Segment earnings             5.1        4.6       7.1        6.5
      Percent of sales            2.8%       2.8%      2.1%       2.0%
     New orders                 186.3      172.4     361.3      333.2

Industrial fluids
 Sales                         $ 28.1   $   27.7    $ 55.1   $   53.9
 Operating cash flow (b)          2.4        3.9       4.3        6.9
 Segment earnings                 1.9        3.4       3.3        5.9
    Percent of sales              6.8%      12.3%      6.0%      10.9%
 New orders                      28.2       27.8      55.2       54.0

Total continuing
 operations
 Sales                         $208.8   $  191.7    $401.1   $  380.6
 Operating cash flow (b)          8.5        9.9      12.7       15.7
 Segment earnings                 7.0        8.0      10.4       12.4
 Refinancing costs (c)              -      (14.6)        -      (21.0)
 Restructuring costs (d)         (0.3)      (1.7)     (0.7)      (2.8)
 Corporate expenses              (3.0)      (2.9)     (6.5)      (6.2)
 Other unallocated
  expenses (e)                   (0.1)      (0.3)     (0.3)      (0.9)
                               ------   --------    ------   --------
 Operating earnings
  (loss)                          3.6      (11.5)      2.9      (18.5)
    Percent of sales              1.7%      -6.0%      0.7%      -4.9%
 New orders                     214.5      200.2     416.5      387.2
 Ending backlog                  99.2       97.7      99.2       97.7

(a) In 2004, reflects the presentation of Grinding Wheels as a discontinued operation.

(b) Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before refinancing costs and restructuring costs.

(c) In the first quarter of 2004, represents costs incurred in pursuing various alternatives to the company's March 12, 2004 refinancing of $200 million of debt and other obligations. In the second quarter, represents costs that resulted from the refinancing and recapitalization of the company.

(d) Represents costs related to initiatives to reduce operating and administrative costs.

(e) Other unallocated expenses include financing costs including costs related to the sale of accounts receivable prior to March 12,
    2004.
----------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.




Reconciliation of Earnings to Operating Cash Flows
Milacron Inc. and Subsidiaries

                                                   Second Quarter 2005

----------------------------------------------------------------------
(In millions)                         Three Months      Six Months
                                         Ended            Ended
                                        June 30,         June 30,
                                     -------------- ---------------
                                       2005    2004    2005    2004
---------------------------------------------------- ---------------

Machinery technologies North America
  Segment earnings                    $ 4.9  $  3.4  $  6.8  $  2.8
  Depreciation and amortization         1.6     1.9     3.2     3.9
                                       -----  ------  ------  ------
  Operating cash flow                   6.5     5.3    10.0     6.7

Machinery technologies Europe
  Segment earnings (loss)             $(0.5) $  1.3  $ (2.7) $  2.4
  Depreciation and amortization         1.1     1.0     2.1     2.1
                                       -----  ------  ------  ------
  Operating cash flow                   0.6     2.3    (0.6)    4.5

Mold technologies
  Segment earnings (loss)             $ 0.7  $ (0.1) $  3.0  $  1.3
  Depreciation and amortization         1.4     1.6     2.8     3.2
                                       -----  ------  ------  ------
  Operating cash flow                   2.1     1.5     5.8     4.5

     Total plastics technologies
       Segment earnings               $ 5.1  $  4.6  $  7.1  $  6.5
       Depreciation and amortization    4.1     4.5     8.1     9.2
                                       -----  ------  ------  ------
       Operating cash flow              9.2     9.1    15.2    15.7

Industrial fluids
  Segment earnings                    $ 1.9  $  3.4  $  3.3  $  5.9
  Depreciation and amortization         0.5     0.5     1.0     1.0
                                       -----  ------  ------  ------
  Operating cash flow                   2.4     3.9     4.3     6.9

Total continuing operations
  Net Loss                            $(3.8) $(27.8) $(12.9) $(44.4)
  Discontinued operations - net of
   income taxes (a)                    (0.6)   (0.1)   (0.6)    0.5
  Provision for income taxes            1.0     1.1     1.2     2.2
  Interest expense - net (b)            7.0    15.3    15.2    23.2
  Refinancing costs (c)                   -    14.6       -    21.0
  Restructuring costs (d)               0.3     1.7     0.7     2.8
  Depreciation and amortization         4.6     5.1     9.1    10.4
                                       -----  ------  ------  ------
  Operating cash flow                 $ 8.5  $  9.9  $ 12.7  $ 15.7
                                       =====  ======  ======  ======


(a) In 2005, represents adjustments of reserves related to prior divestitures. In 2004, reflects the presentation of Grinding
    Wheels as a discontinued operation.

(b) In the second quarter of 2004, includes $6.4 million for the write-off of a financial asset related to a beneficial conversion feature that allowed the holders of convertible debt issued on March 12, 2004 to acquire common shares on April 15, 2004 at $2.00 per share.

(c) In the first quarter of 2004, represents costs incurred in pursuing various alternatives to the company's March 12, 2004 refinancing of $200 million of debt and other obligations. In the second quarter, represents costs that resulted from the refinancing and recapitalization of the company.

(d) Represents costs related to initiatives to reduce operating and administrative costs.

-----------------------------------------------------

Note: These statements are unaudited and subject to year-end adjustments.



Calculation of Primary Working Capital as a Percentage of Sales
Milacron Inc. and Subsidiaries

                                                   Second Quarter 2005

----------------------------------------------------------------------
(In millions)                                       June 30, March 31,
                                                      2005     2005
----------------------------------------------------------------------

Total current assets                                 $ 371.0  $ 379.6
Total current liabilities                             (183.9)  (191.8)
                                                      -------  -------

Working capital                                        187.1    187.8
Deduct:
      Cash and cash equivalents                        (37.4)   (43.7)
      Notes receivable                                  (6.7)    (6.3)
      Other current assets                             (46.7)   (46.5)
Add:
      Accounts receivable sold                           4.9      4.1
      Short-term borrowings and long-term debt due
       within one year                                   3.4      3.7
      Accrued and other current liabilities             86.7     99.2
                                                      -------  -------

Primary working capital (a)                          $ 191.3  $ 198.3
                                                      =======  =======

Sales for the four consecutive quarters ended
      June 30, 2005                                  $ 794.7
                                                      =======
      March 31, 2005                                         $ 777.6
                                                              =======

Primary working capital as a percentage of sales        24.1%    25.5%
                                                      =======  =======

(a) Represents accounts receivable and inventories less trade accounts payable and advance billings.

-----------------------------------------------------
Note: These statements are unaudited and subject to year-end adjustments.



Historical Information
----------------------------------------------------------------------
(In millions, except per-share data)
                                          2003 (a)
                             ----------------------------------------
                              Qtr 1   Qtr 2   Qtr 3   Qtr 4    Year
----------------------------------------------------------------------

Sales                        $190.2  $181.6  $170.2  $197.7   $739.7
Cost of products sold         158.2   149.6   138.6   157.4    603.8
Cost of products sold related
 to restructuring                 -     3.8       -    (0.5)     3.3
                             ------- ------- ------- ------- --------
 Total cost of products sold  158.2   153.4   138.6   156.9    607.1
                             ------- ------- ------- ------- --------

   Manufacturing margins       32.0    28.2    31.6    40.8    132.6

Other costs and expenses
   Selling and administrative  30.2    34.3    30.7    33.8    129.0
   Goodwill impairment charge     -       -    52.3    13.3     65.6
   Refinancing costs              -       -     1.0     0.8      1.8
   Restructuring costs          6.0     2.5     6.4     8.9     23.8
   Other - net                  0.7     1.6    (1.2)   (1.4)    (0.2)
                             ------- ------- ------- ------- --------
      Total other costs and
       expenses                36.9    38.4    89.2    55.4    220.0
                             ------- ------- ------- ------- --------

Operating earnings (loss)      (4.9)  (10.2)  (57.6)  (14.6)   (87.4)

Interest expense - net         (5.2)   (5.8)   (5.9)   (6.1)   (23.0)
                             ------- ------- ------- ------- --------

Loss from continuing operations
   before income taxes        (10.1)  (16.0)  (63.5)  (20.7)  (110.4)

Provision (benefit) from
 income taxes                  (2.5)   72.1     1.8     2.0     73.3
                             ------- ------- ------- ------- --------

Loss from continuing
 operations                    (7.6)  (88.1)  (65.3)  (22.7)  (183.7)

Discontinued operations - net
 of income taxes
   Loss from operations (b)    (0.7)   (3.0)   (2.0)   (0.7)    (6.4)
   Net gain (loss) on
    divestitures                  -       -       -    (0.8)    (0.8)
                             ------- ------- ------- ------- --------
      Total discontinued
       operations              (0.7)   (3.0)   (2.0)   (1.5)    (7.2)

                             ------- ------- ------- ------- --------
Net loss                      $(8.3) $(91.1) $(67.3) $(24.2) $(190.9)
                             ======= ======= ======= ======= ========

Earnings (loss) per common share
   Basic and diluted
      Continuing operations  $(0.21) $(2.41) $(1.78) $(0.62)  $(5.02)
      Discontinued operations (0.02)  (0.08)  (0.05)  (0.04)   (0.19)
                             ------- ------- ------- ------- --------
         Net loss            $(0.23) $(2.49) $(1.83) $(0.66)  $(5.21)
                             ======= ======= ======= ======= ========

                                           2004
                              ---------------------------------------
                               Qtr 1   Qtr 2   Qtr 3   Qtr 4   Year
----------------------------------------------------------------------

Sales                         $188.9  $191.7  $180.5  $213.1  $774.2
Cost of products sold          156.1   156.2   144.6   169.7   626.6
Cost of products sold
 related to
 restructuring                     -       -     1.7    (0.3)    1.4
                              ------- ------- ------- ------- -------
 Total cost of
  products sold                156.1   156.2   146.3   169.4   628.0
                              ------- ------- ------- ------- -------

   Manufacturing
    margins                     32.8    35.5    34.2    43.7   146.2

Other costs and
 expenses
   Selling and
    administrative              30.9    30.8    30.8    34.4   126.9
   Goodwill
    impairment charge              -       -       -       -       -
   Refinancing costs             6.4    14.6     0.4       -    21.4
   Restructuring
    costs                        1.1     1.7     0.6     8.2    11.6
   Other - net                   1.4    (0.1)    0.5     1.1     2.9
                              ------- ------- ------- ------- -------
      Total other costs and
       expenses                 39.8    47.0    32.3    43.7   162.8
                              ------- ------- ------- ------- -------

Operating earnings (loss)       (7.0)  (11.5)    1.9       -   (16.6)


Interest expense - net          (7.9)  (15.3)   (6.6)   (7.5)  (37.3)
                              ------- ------- ------- ------- -------

Loss from continuing
 operations before income
 taxes                         (14.9)  (26.8)   (4.7)   (7.5)  (53.9)

Provision (benefit)
 from income taxes               1.1     1.1     0.8    (5.6)   (2.6)
                              ------- ------- ------- ------- -------

Loss from continuing
 operations                    (16.0)  (27.9)   (5.5)   (1.9)  (51.3)

Discontinued operations -
 net of income taxes
   Loss from operations (b)     (0.6)   (0.7)      -       -    (1.3)
   Net gain (loss) on
    divestitures                   -     0.8       -       -     0.8
                              ------- ------- ------- ------- -------
      Total discontinued
       operations               (0.6)    0.1       -       -    (0.5)
                              ------- ------- ------- ------- -------
Net loss                      $(16.6) $(27.8)  $(5.5)  $(1.9) $(51.8)
                              ======= ======= ======= ======= =======

Earnings (loss) per common
 share
   Basic and diluted
      Continuing operations   $(0.43) $(0.60) $(0.18) $(0.08) $(1.33)
      Discontinued operations  (0.02)      -       -       -   (0.02)
                              ------- ------- ------- ------- -------
         Net loss             $(0.45) $(0.60) $(0.18) $(0.08) $(1.35)
                              ======= ======= ======= ======= =======

                                                         2005
                                               -----------------------
                                                Qtr 1   Qtr 2   Year
----------------------------------------------------------------------

Sales                                          $192.3  $208.8  $401.1
Cost of products sold                           160.1   171.0   331.1
Cost of products sold related to restructuring      -       -       -
                                               ------- ------- -------
 Total cost of products sold                    160.1   171.0   331.1
                                               ------- ------- -------

   Manufacturing margins                         32.2    37.8    70.0

Other costs and expenses
   Selling and administrative                    33.5    33.7    67.2
   Goodwill impairment charge                       -       -       -
   Refinancing costs                                -       -       -
   Restructuring costs                            0.4     0.3     0.7
   Other - net                                   (1.0)    0.2    (0.8)
                                               ------- ------- -------
      Total other costs and expenses             32.9    34.2    67.1
                                               ------- ------- -------

Operating earnings (loss)                        (0.7)    3.6     2.9

Interest expense - net                           (8.2)   (7.0)  (15.2)
                                               ------- ------- -------

Loss from continuing operations
   before income taxes                           (8.9)   (3.4)  (12.3)

Provision (benefit) from income taxes             0.2     1.0     1.2
                                               ------- ------- -------

Loss from continuing operations                  (9.1)   (4.4)  (13.5)

Discontinued operations - net of income taxes
   Loss from operations (b)                         -       -       -
   Net gain (loss) on divestitures                  -     0.6     0.6
                                               ------- ------- -------
      Total discontinued operations                 -     0.6     0.6
                                               ------- ------- -------
Net loss                                        $(9.1)  $(3.8) $(12.9)
                                               ======= ======= =======

Earnings (loss) per common share
   Basic and diluted
      Continuing operations                    $(0.22) $(0.12) $(0.34)
      Discontinued operations                       -    0.01    0.01
                                               ------- ------- -------
         Net loss                              $(0.22) $(0.11) $(0.33)
                                               ======= ======= =======

(a) In the fourth quarter of 2004, the company elected to change its method of accounting for certain inventories from the LIFO method to the FIFO method, retroactive to the beginning of the year. Financial results for 2003 have been restated to conform to the 2004 presentation. The effect was to increase net earnings by $.8 million in 2003.

(b) Reflects the presentation of Grinding Wheels and Round Tools as discontinued operations.

Historical Segment and Supplemental Information
----------------------------------------------------------------------
(In Millions)
                                               2003 (a)
                               ---------------------------------------
                                Qtr 1   Qtr 2   Qtr 3   Qtr 4   Year
----------------------------------------------------------------------

Machinery technologies North
America
 Sales                          $88.3   $74.7   $71.6   $86.6  $321.2
 Operating cash flow (b)          4.6     0.8     3.2     8.2    16.8
 Segment earnings (loss) (a)      2.1    (1.4)    1.3     6.1     8.1
 New orders                      84.9    83.5    74.4    82.0   324.8

Machinery technologies Europe
 Sales                          $35.0   $38.9   $33.4   $43.7  $151.0
 Operating cash flow (b)          0.3    (0.8)    0.6     2.4     2.5
 Segment earnings (loss)         (0.7)   (1.8)   (0.4)    1.5    (1.4)
 New orders                      33.3    38.8    36.9    44.5   153.5

Mold technologies
 Sales                          $44.6   $43.0   $39.1   $42.0  $168.7
 Operating cash flow (b)          2.0     1.8     1.8     2.9     8.5
 Segment earnings (loss)          0.3     0.1     0.1     1.3     1.8
 New orders                      44.7    42.5    39.4    42.1   168.7

Eliminations
 Sales                          $(3.0)  $(1.3)  $(0.3)  $(0.8)  $(5.4)
 New orders                      (1.2)   (1.4)   (0.7)   (1.0)   (4.3)

    Total plastics technologies
 Sales                         $164.9  $155.3  $143.8  $171.5  $635.5
 Operating cash flow (b)          6.9     1.8     5.6    13.5    27.8
 Segment earnings (loss) (a)      1.7    (3.1)    1.0     8.9     8.5
 New orders                     161.7   163.4   150.0   167.6   642.7

Industrial
 fluids
 Sales                          $25.3   $26.3   $26.4   $26.2  $104.2
 Operating cash flow (b)          4.0     4.2     5.2     4.3    17.7
 Segment earnings                 3.5     3.7     4.8     3.7    15.7
 New orders                      25.3    26.3    26.4    26.3   104.3

Total continuing operations (c)
 Sales                         $190.2  $181.6  $170.2  $197.7  $739.7
 Operating cash flow (b)          6.7     1.7     7.2    13.3    28.8
 Segment earnings (a)             5.2     0.6     5.8    12.6    24.2
 Goodwill impairment charges
  (d)                               -       -   (52.3)  (13.3)  (65.6)
 Refinancing costs (e)              -       -    (1.0)   (0.8)   (1.8)
 Restructuring costs (f)         (6.0)   (6.3)   (6.4)   (8.4)  (27.1)
 Corporate expenses              (3.5)   (3.7)   (3.1)   (4.0)  (14.3)
 Other unallocated expenses
  (g)                            (0.8)   (0.7)   (0.6)   (0.7)   (2.8)
                               ------- ------- ------- ------- -------
 Operating earnings (loss)       (5.1)  (10.1)  (57.6)  (14.6)  (87.4)
    Percent of sales             -2.7%   -5.7%  -34.1%   -7.8%  -11.8%
 New orders                     187.0   189.7   176.4   193.9   747.0
 Ending backlog                  74.7    85.4    91.7    92.0    92.0

                                                 2004
                               ---------------------------------------
                                Qtr 1   Qtr 2   Qtr 3   Qtr 4   Year
----------------------------------------------------------------------

Machinery technologies North
America
 Sales                          $77.3   $83.2   $77.2   $96.7  $334.4
 Operating cash flow (b)          1.4     5.3     5.9    10.8    23.4
 Segment earnings (loss) (a)     (0.6)    3.4     4.1     9.1    16.0
 New orders                      79.1    87.2    80.3    90.5   337.1

Machinery technologies Europe
 Sales                          $42.5   $42.4   $37.5   $44.6  $167.0
 Operating cash flow (b)          2.2     2.3     0.8     0.8     6.1
 Segment earnings (loss)          1.1     1.3    (0.3)   (0.2)    1.9
 New orders                      40.0    45.7    36.3    33.0   155.0

Mold
 technologies
 Sales                          $43.3   $39.9   $39.6   $44.3  $167.1
 Operating cash flow (b)          3.0     1.5     2.7     3.8    11.0
 Segment earnings (loss)          1.4    (0.1)    1.1     1.9     4.3
 New orders                      43.0    40.5    39.5    44.8   167.8

Eliminations
 Sales                          $(0.4)  $(1.5)  $(0.4)  $(1.0)  $(3.3)
 New orders                      (1.3)   (1.0)   (0.2)   (0.1)   (2.6)

    Total plastics technologies
 Sales                         $162.7  $164.0  $153.9  $184.6  $665.2
 Operating cash flow (b)          6.6     9.1     9.4    15.4    40.5
 Segment earnings (loss) (a)      1.9     4.6     4.9    10.8    22.2
 New orders                     160.8   172.4   155.9   168.2   657.3

Industrial
 fluids
 Sales                          $26.2   $27.7   $26.6   $28.5  $109.0
 Operating cash flow (b)          3.0     3.9     3.3     0.8    11.0
 Segment earnings                 2.5     3.4     2.8     0.5     9.2
 New orders                      26.2    27.8    26.6    28.5   109.1

Total continuing operations (c)
 Sales                         $188.9  $191.7  $180.5  $213.1  $774.2
 Operating cash flow (b)          5.8     9.9     9.6    12.8    38.1
 Segment earnings (a)             4.4     8.0     7.7    11.3    31.4
 Goodwill impairment charges (d)    -       -       -       -       -
 Refinancing costs (e)           (6.4)  (14.6)   (0.4)      -   (21.4)
 Restructuring costs (f)         (1.1)   (1.7)   (2.3)   (7.9)  (13.0)
 Corporate expenses              (3.3)   (2.9)   (2.6)   (3.1)  (11.9)
 Other unallocated expenses (g)  (0.6)   (0.3)   (0.5)   (0.3)   (1.7)
                               ------- ------- ------- ------- -------
 Operating earnings (loss)       (7.0)  (11.5)    1.9       -   (16.6)
    Percent of sales             -3.7%   -6.0%    1.1%    0.7%   -2.1%
 New orders                     187.0   200.2   182.5   196.7   766.4
 Ending backlog                  89.5    97.7   100.1    87.3    87.3

                                                         2005
                                               -----------------------
                                                Qtr 1   Qtr 2   Year
----------------------------------------------------------------------

Machinery technologies North America
Sales                                            $87.1   $95.4 $182.5
Operating cash flow (b)                            3.5     6.5   10.0
Segment earnings (loss) (a)                        1.9     4.9    6.8
New orders                                        94.9   100.7  195.6

Machinery technologies Europe
Sales                                            $34.3   $41.5  $75.8
Operating cash flow (b)                           (1.2)    0.6   (0.6)
Segment earnings (loss)                           (2.2)   (0.5)  (2.7)
New orders                                        35.4    42.7   78.1

Mold technologies
Sales                                            $44.2   $44.4  $88.6
Operating cash flow (b)                            3.7     2.1    5.8
Segment earnings (loss)                            2.3     0.7    3.0
New orders                                        45.1    43.4   88.5

Eliminations
Sales                                            $(0.3)  $(0.6) $(0.9)
New orders                                        (0.4)   (0.5)  (0.9)

     Total plastics technologies
Sales                                           $165.3  $180.7 $346.0
Operating cash flow (b)                            6.0     9.2   15.2
Segment earnings (loss) (a)                        2.0     5.1    7.1
New orders                                       175.0   186.3  361.3

Industrial fluids
Sales                                            $27.0   $28.1  $55.1
Operating cash flow (b)                            1.9     2.4    4.3
Segment earnings                                   1.4     1.9    3.3
New orders                                        27.0    28.2   55.2

Total continuing operations (c)
Sales                                           $192.3  $208.8 $401.1
Operating cash flow (b)                            4.2     8.5   12.7
Segment earnings (a)                               3.4     7.0   10.4
Goodwill impairment charges (d)                      -       -      -
Refinancing costs (e)                                -       -      -
Restructuring costs (f)                           (0.4)   (0.3)  (0.7)
Corporate expenses                                (3.5)   (3.0)  (6.5)
Other unallocated expenses (g)                    (0.2)   (0.1)  (0.3)
                                               -----------------------
Operating earnings (loss)                         (0.7)    3.6    2.9
   Percent of sales                               -0.4%    1.7%   0.7%
New orders                                       202.0   214.5  416.5
Ending backlog                                    96.0    99.2   99.2


(a) In the fourth quarter of 2004, the company elected to change its method of accounting for certain inventories from the LIFO method to the FIFO method, retroactive to the beginning of the year. Financial results for 2003 have been restated to conform to the 2004 presentation.

(b) Represents EBITDA (earnings before interest, income taxes, depreciation and amortization) before refinancing costs and restructuring costs.

(c) Reflects the presentation of Grinding Wheels and Round Tools as discontinued operations.

(d) Represents charges to adjust the carrying value of goodwill in the mold technologies segment.

(e) In 2003 and the first quarter of 2004, represents costs incurred in pursuing various alternatives to the company's March 12, 2004 refinancing of $200 million in debt and other obligations. In the second and third quarters of 2004, represents costs that resulted from the refinancing and recapitalization of the company.

(f) Represents costs related to initiatives to reduce operating and administrative costs.

(g) Other unallocated expenses include financing costs including costs related to the sale of accounts receivable prior to March 12, 2004.


                                               Updated: August 1, 2005

Note: The amounts below are approximate working estimates, around which an even wider range of numbers could be used for financial modeling purposes. These estimates, by their nature, involve a great number of risks and uncertainties. Actual results may differ as these risks and uncertainties could significantly impact the company's markets, products, and operations. For further information please refer to the Cautionary Statement included in
Item 2 of the company's most recent Form 10-Q on file with the Securities and Exchange Commission.

                                              Quarter Ended Year Ended
                                              ------------- ----------
(In millions)                                   Sep. 30,    Dec. 31,
                                                  2005        2005
----------------------------------------------------------------------

Projected profit & loss items
      Sales  (1)                               $197 - 211  $815 - 840
           Total plastics technologies          170 - 180   705 - 720
           Industrial fluids                      27 - 31   110 - 120
      Segment earnings
           Total plastics technologies              3 - 5     17 - 23
           Industrial fluids                        1 - 3      7 - 10
      Corporate expenses                            3 - 4     12 - 13
      Interest expense - net                        7 - 8     29 - 31
      Provision for income taxes                        1       3 - 4
      Restructuring costs                     less than 1           1
      Earnings (loss) after tax  (2)            (10) - (3) (24) - (14)
      Average shares outstanding - basic          47 - 48     47 - 48
      Average shares outstanding - diluted      104 - 105   100 - 102

Projected cash flow & balance sheet items
      Depreciation                                  4 - 5     18 - 20
      Primary working capital - increase
       (decrease)  (3)                            (5) - 0      0 - 10
      Cash pension contribution               less than 1       2 - 3
      Capital expenditures                          5 - 7     12 - 14
      Cash interest                           less than 1     27 - 28
      Cash dividends                                  1.6           6
      Cash taxes                              less than 1 less than 1
      Cash restructuring                      less than 1 less than 1


1 Sales Includes increased sales over the same periods a year ago due to the strengthening of the Euro of approximately $1 million and $4 million in quarter ended Sept. 30, 2005, and year ended Dec.
  31, 2005, respectively.

2 Earnings (loss) after tax Includes $3.2 million and $12.3 million of expenses related to the U.S defined benefit plan in quarter ended Sep. 30, 2005 and year ended Dec. 31, 2005, respectively (versus $1.6 million and $6.4 million in quarter ended Sep. 30, 2004 and year ended Dec. 31 2004, respectively).

  Includes $1.2 million and $6.2 million of expenses related to Sarbanes-Oxley compliance in quarter ended Sep. 30, 2005 and year ended Dec. 31, 2005, respectively (versus $0.6 million and $2.0 million in quarter ended Sep. 30, 2004 and year ended Dec. 31, 2004, respectively).

3 Primary working capital = inventory + receivables - trade payables - advance billings

Comments & explanations

Assumes quarter ended Jun. 30, 2005 foreign exchange rates (e.g., USD/EUR = 1.2124), and no further acquisitions, divestitures or restructuring initiatives.


    CONTACT: Milacron Inc.
             Al Beaupre, 513-487-5918